UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2009

BOSTON PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13087	04-2473675
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street, Suite 1900, Boston, Massachusetts 02199-8103

(Address of Principal Executive Offices) (Zip Code)

(617) 236-3300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 5, 2009, Boston Properties, Inc. (the “Company”) and the Company’s operating partnership, Boston Properties Limited Partnership, of which the Company is the sole general partner, entered into an underwriting agreement with Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc. (the “Underwriting Agreement”). Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 15,000,000 shares of common stock, par value $0.01 per share, at a price to the public of $50.00 per share. Pursuant to the Underwriting Agreement, the Company granted the underwriters an option to purchase up to 2,250,000 additional shares of common stock within 30 days after the date of the Underwriting Agreement to cover over-allotments, if any. The underwriters exercised the over-allotment option in full on June 5, 2009. The common stock is being offered and sold pursuant to a prospectus supplement, dated June 5, 2009, and related prospectus, dated November 12, 2008, relating to the Company’s shelf registration statement on Form S-3ASR (File No. 333-155309). The offering is scheduled to close on June 10, 2009, subject to specified closing conditions. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the filing of the Underwriting Agreement, we are filing as Exhibit 5.1 hereto an opinion of our counsel, Goodwin Procter LLP, regarding the legality of the securities being registered.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibits
+1.1	Underwriting Agreement, dated June 5, 2009, by and among Boston Properties, Inc., Boston Properties Limited Partnership, Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc.

+5.1	Opinion of Goodwin Procter LLP as to the legality of the securities being registered.

+23.1	Consent of Goodwin Procter LLP (contained in its opinion filed as Exhibit 5.1 and incorporated herein by reference).

+	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON PROPERTIES, INC.

Date: June 8, 2009	By:	/s/ Douglas T. Linde
	Name:	Douglas T. Linde
	Title:	President

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
+1.1	Underwriting Agreement, dated June 5, 2009, by and among Boston Properties, Inc., Boston Properties Limited Partnership, Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc.

+5.1	Opinion of Goodwin Procter LLP as to the legality of the securities being registered.

+23.1	Consent of Goodwin Procter LLP (contained in its opinion filed as Exhibit 5.1 and incorporated herein by reference).

+	Filed herewith.